SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549




FORM 8-K


CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   June 8, 2000


                                      Rollins Truck Leasing Corp.
(Exact name of registrant as specified in its charter)



         Delaware               1-5728             51-0074022
(State or other jurisdiction   (Commission       (IRS Employer
      of incorporation)        File number)    Identification No.)



                            One Rollins Plaza, Wilmington, Delaware  19803
                   (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code  (302) 426-2700

Item 4.        Changes in Registrant's Certifying Accountant.

A. On June 8, 2000, KPMG LLP resigned as the Company's independent auditor. During the fiscal years ended September 30, 1999 and 1998 and the subsequent interim period ended June 8, 2000 that KPMG LLP served as independent auditor, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

B. KPMG LLP's report on the financial statements of the Company for the years ending September 30, 1998 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, scope of audit, or accounting principles.

C. The Company requested KPMG LLP to furnish it a letter addressed to the Commission stating whether it agreed with the above statements. A copy of that letter, dated June 15, 2000, is filed as Exhibit 16 to this Form 8-K.

D. The Audit Committee of the Company has commenced a search for new independent accountants. The Company will authorize KPMG LLP to respond fully to any inquiries which may be made by the successor accountant concerning the subject matter of this filing.


Item 7.        Financial Statements and Exhibits.

        (c)    Exhibits

               Exhibit 16     Letter dated June 15, 2000 of KPMG LLP.



                                              SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   Rollins Truck Leasing Corp.



DATE:  June 15, 2000                               BY:/s/ Patrick J. Bagley
                                                      Patrick J. Bagley
                                                      Vice President-Finance and
                                                      Treasurer
                                                      Chief Financial Officer